Exhibit T3A-2


                                        [Form of Certificate of Incorporation]


                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ATKINS NUTRITIONALS HOLDINGS, INC.

         ATKINS NUTRITIONALS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         A. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 20, 2003 under the name Lean Holdings, Inc. The Corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 29, 2003.

         B. On July 31, 2005, the Corporation and certain of its affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 05-15913
(ALG)). This Second Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the "Delaware GCL"), pursuant to the authority granted to the Corporation under Section 303 of the Delaware GCL to put into effect and carry out the Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Corporation, et al., as confirmed on ________ __, 2005 by order (the "Order") of the Bankruptcy Court. Provision for amending the Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

         C. The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

         FIRST: Name. The name of the corporation is Atkins Nutritionals Holdings, Inc. (the "Corporation").

         SECOND: Address, Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

         THIRD: Purposes. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware GCL").

         FOURTH: Stock.

         Section 1. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 15,000,000 shares of common stock, par value $0.01 per share (the "Common Stock").

         Section 2. Voting Rights. Each share of Common Stock shall be entitled to one vote per share, in person or by proxy, on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise required in this Certificate of Incorporation, the Corporation's bylaws or by applicable law, each registered holder of Common Stock shall be entitled to vote for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

         Section 3. Dividends and Distributions. The holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation's Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         Section 4. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by each of them.

         Section 5.  Preemptive Rights.

                  (a) The Corporation shall not Issue any Securities to any Person unless the Corporation shall have given written notice to each Common Stockholder stating the Corporation's intention to Issue such Securities (the "Offered Securities") and the terms upon which it intends to make such Issue (the "Offer"). Thereafter, each Common Stockholder shall have a first option to purchase, in whole or in part, its Percentage Entitlement of the Offered Securities at the price and on the terms and conditions specified in the Offer. The right to purchase Offered Securities pursuant to this Section 5(a) shall be exercised by such Common Stockholder, by giving, within 21 Business Days after delivery of such notice by the Corporation, a counter-notice, which counter-notice shall state that the Common Stockholder giving such counter-notice desires to purchase a specified portion of the Offered Securities up to its Percentage Entitlement.

                  (b) In the event that one or more of the Common Stockholders fails to exercise its option under Section 5(a) to purchase its full Percentage Entitlement of the Offered Securities, the Corporation shall give written notice to the Common Stockholders who are exercising their option under Section 5(a) to purchase their full Percentage Entitlement (the "Purchasing Common Stockholders) stating the amount of Offered Securities not agreed to be purchased pursuant to
Section 5(a) (the "Remaining Offered Securities"). Each Purchasing Common Stockholder shall have the right, prior to any other Person but in common with each other Purchasing Common Stockholder, to purchase all or any portion of the Remaining Offered Securities. If more than one Purchasing Common Stockholder exercises its option under this Section 5(b), each such Purchasing Common Stockholder shall be entitled to purchase, together with such other Purchasing Common Stockholders, a pro rata amount of the Remaining Offered Securities. The right to purchase the Remaining Offered Securities pursuant to this Section 5(b) shall be exercised by such Purchasing Common Stockholder, by giving, within 10 Business Days after the Corporation's notice pursuant to this Section 5(b), a counter-notice to the Corporation stating that the Purchasing Common Stockholder desires to purchase a specified portion of the Remaining Offered Securities up to its pro rata share.

                  (c) Each Common Stockholder electing pursuant to Section 5(a) to purchase a portion of the Offered Securities and, if applicable, electing pursuant to Section 5(b) to purchase a portion of the Remaining Offered Securities, shall be obligated to purchase such Offered Securities and such Remaining Offered Securities (if applicable), and the Corporation shall be obligated to sell such Offered Securities and such Remaining Offered Securities (if applicable), at the price and on the terms and conditions contained in such Offer, except that (i) the closing date of such purchase and sale shall take place within 30 Business Days after the final date to give the counter-notice under Section 5(a) or, if applicable, under Section 5(b), and (ii) in the event that all or any part of the purchase price stated in the Offer is not payable in cash, the Common Stockholder giving the applicable counter-notice may make payment in cash in an amount at least equal to the fair market value of the non-cash consideration of such Offer.

                  (d) If the Common Stockholders fail to elect to purchase, or to consummate the purchase of, all the Offered Securities and Remaining Offered Securities, the Corporation may thereafter Issue to any other Person or Persons that amount of Offered Securities or Remaining Offered Securities not purchased pursuant to the terms hereof and specified in such Offer at the price and on the terms and conditions contained in such Offer. In the event that the Corporation does not so consummate the Issue of the Offered Securities or the Remaining Offered Securities within 75 Business Days after the expiration of the final applicable counter-notice period, the Corporation shall not thereafter Issue any Securities, without first again offering such Securities to the Common Stockholders in the manner provided in this Section 5.

                  (e) The provisions of this Section 5 shall not apply to the
Issue: (i) after March 31, 2007, of any Securities to directors, officers, employees or consultants of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, provided that the aggregate number of shares of Common Stock so Issued (including shares of Common Stock issuable upon exercise of all stock options granted under such plans, but not including any shares of Common Stock Issued pursuant to clause (iv) of this Section 5(e)) shall not exceed 6% of the Corporation's issued and outstanding shares of Common Stock;

(ii) of any Securities in consideration of the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other Person; (iii) of Common Stock to holders of contingent value rights pursuant to the Contingent Value Rights Agreement dated as of ________, 2005, by and between the Corporation and [______] in exchange for such contingent value rights upon the occurrence of a "Change of Control" (as defined in such Contingent Value Rights Agreement) in accordance with the terms of such Contingent Value Rights Agreement; (iv) of Common Stock to holders of management interests pursuant to the Management Incentive Plan dated as of ______, 2005, in exchange for such management interests upon the occurrence of a "Change of Control" (as defined in such Management Incentive
Plan) in accordance with the terms of such Management Incentive Plan; and (iv) of shares of Common Stock pursuant to any Qualified Initial Public Offering.

                  (f) The rights of each Common Stockholder under this Section 5
(i) may be waived by the holders of a majority of the shares of Common Stock then outstanding with respect to any proposed Issue of Securities and (ii) shall terminate upon the consummation of a Qualified Initial Public Offering.

                  (g) For purposes of this Section 5, the term:

                           "Business Day" means any day other than a day on
which banking institutions in New York, New York are permitted or required by law to remain closed.

                           "Common Stockholder" means each record holder of
Common Stock. "Issue" means, with respect to any Securities, any issue, sale, transfer, pledge, mortgage, assignment or other disposal of such Securities by the Corporation or any commitment or agreement to effect any of the foregoing.

                           "Percentage Entitlement", with respect to any Common
Stockholder, means a fraction, the numerator of which is the number of shares of Common Stock held of record by such Common Stockholder and the denominator of which is the aggregate number of all shares of Common Stock then issued and outstanding.

                           "Person" means an individual, partnership,
corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                           "Qualified Initial Public Offering" means an
underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the issuance, offer and sale of shares of Common Stock by the Corporation but only if (i) the number of shares of Common Stock to be issued, offered and sold by the Corporation in such public offering is equal to or greater than 25% of the number of shares of Common Stock then issued and outstanding, after giving effect to such public offering; and (ii) each of the underwriters participating in such public offering shall be obligated to buy on a "firm commitment" basis all shares of Common Stock that such underwriters shall have agreed to distribute.

                           "Securities" means any shares of any class of the
capital stock of the Corporation or any option, warrant, convertible or exchangeable security or other right to acquire, convertible into or exchangeable for, any such capital stock.

         Section 6. Nonvoting Equity Securities. The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123(a)(6) of title 11 of the United States Code the ("Bankruptcy Code") as in effect on the date of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Section 6 of Article FOURTH (i) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

         Section 7.  Transfer Restrictions.

         (a) Prior to such time as the Corporation effects a public offering of its stock pursuant to a registration statement that is declared effective by the Securities and Exchange Commission, the Corporation's Board of Directors may refuse to recognize or to register any transfer, or attempted or purported transfer, of shares of stock of the Corporation, contingent value rights or other equity securities of the Corporation or any interest therein or right with respect thereof, that would result in the Corporation's becoming subject to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended, and in such case such transfer or attempted or purported transfer will be void and will be ineffective as against the Corporation.

         (b) As a condition to the recognition and registration of a transfer (a "Change of Control Transfer") of the Common Stock which would result in such tranferee's becoming the owner (whether individually or as part of a syndicate or group of persons that is considered to be a "person" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of 80% or more of the then issued and outstanding shares of Common Stock, such transferee is required to disclose to the Corporation the price at which such transferee acquired the last shares of Common Stock acquired by such transferee (including shares acquired pursuant to such Change of Control Transfer) that constitute 5% of the then issued and outstanding shares of Common Stock.

         FIFTH: Directors.

         Section 1. Number of Directors. The number of directors that shall constitute the Board of Directors shall be five.

         Section 2. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of all then outstanding shares of capital stock entitled to vote at an election of directors.

         Section 3. Vacancies. Newly created directorships resulting from an increase in the size of the Board of Directors and any vacancy occurring on the Board of Directors as a result of the removal of a director shall be filled by vote of the stockholders. Vacancies occurring on the Board of Directors for any other reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors.

         SIXTH: Bylaws. The Board of Directors shall have the power and authority to adopt, amend or repeal by-laws of the Corporation, subject only to such limitation, if any, as may be from time to time imposed by law.

         SEVENTH: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article SEVENTH shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

         EIGHTH: Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and may not be effected by any consent in writing by such stockholders, unless such written consent is unanimous.

         NINTH: Business Combinations with Interested Stockholders.

         Section 1. Requirements for Business Combinations with Interested Stockholders. The Corporation shall not engage in any Business Combination with any Interested Stockholder for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

                  (a) prior to the time that such stockholder became an Interested Stockholder, the Board of Directors of the Corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder;

                  (b) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder Owned at least 85% of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock Owned by the Interested Stockholder) those shares Owned (i) by individuals who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

                  (c) at or subsequent to the time that such stockholders became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the Voting Stock of the Corporation that is not Owned by the Interested Stockholder.

         Section 2.  Definitions.  For purposes of this Article NINTH, the term:

                  (a) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

                  (b) "Associate," when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock;
(ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

                  (c) "Business Combination" means:

                           (i) any merger or consolidation of the Corporation or
any direct or indirect majority-owned subsidiary of the Corporation with (A) an Interested Stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder; and as a result of such merger or consolidation Section 1 of Article NINTH is not applicable to the surviving entity;

                           (ii) any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

                           (iii) any transaction that results in the issuance or
transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities (including contingent value rights) exercisable for, exchangeable for or convertible into stock of such Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the Delaware GCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock; or (E) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (C), (D) or (E) of this subparagraph shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the Corporation;

                           (iv) any transaction involving the Corporation or any
direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is Owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                           (v) any receipt by the Interested Stockholder of the
benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this Section 2(c)) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

                  (d) "Control," including the terms "Controlling," "Controlled by" and "under common Control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who Owns 20% or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Article NINTH, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have Control of such entity.

                  (e) "Interested Stockholder" means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that is (i) an Owner of 15% or more of the outstanding Voting Stock of the Corporation; (ii) an Affiliate or Associate of the Corporation and was an Owner of 15% or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is to be determined whether such Person is an Interested Stockholder; or (iii) an Affiliate or an Associate of a Person described in the preceding clause (i) or
(ii). Notwithstanding the foregoing, the term "Interested Stockholder" shall not include (i) any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation, provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person or (ii) any Person who was a stockholder of the Corporation as of the effective date of the Corporation's Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated November 16, 2005. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be Owned by the Person through application of Section 2(f) below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (f) "Owner," including the terms "Own" and "Owned," when used with respect to any Voting Stock, means a Person that individually or with or through any of its Affiliates or Associates:

                           (i) beneficially owns such Voting Stock, directly or
indirectly;

                           (ii) has (A) the right to acquire such Voting Stock
(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Owner of Voting Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such Voting Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed to be an Owner of any Voting Stock because of such Person's right to vote such Voting Stock if the agreement, arrangement or understanding to vote such Voting Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or

                           (iii) has any agreement, arrangement or understanding
for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this Section 2(f)), or disposing of such Voting Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Voting Stock.

                  (g) "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                  (h) "Voting Stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.

         Section 3. Amendment. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% of the outstanding Voting Stock of the Corporation that is not Owned by an Interested Stockholder shall be required to amend or repeal any provision of this Article NINTH.

         TENTH: Indemnification.

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of Article TENTH hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article TENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware GCL so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article TENTH or otherwise.

         Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of Article TENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 30 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

         Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article TENTH or under the Delaware GCL.

         Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this ___ day of _____________, 2005.



                                     ----------------------------------
                                     Name:
                                     Title: